SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
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[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

            SEVERN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Severn Bancorp, Inc.

1919 A West Street, Annapolis, Maryland 21401

March 21, 2006

To the Shareholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 26, 2006, at 7:30 p.m. Eastern Time, at The Radisson Hotel, 210 Holiday Court, Annapolis, MD 21401.

At the Annual Meeting, you will be asked to elect four directors, each to serve for a three-year term, ratify the appointment of Beard Miller Company LLP as independent auditor of Severn Bancorp, Inc., and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote FOR the election of all four of the Board's nominees for election as directors and FOR the ratification of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

Sincerely,

/s/ Alan J. Hyatt
                     Alan J. Hyatt
Chairman, President and
   Chief Executive Officer

SEVERN BANCORP, INC.
1919 A West Street
Annapolis, Maryland 21401
(410) 268-4554

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
April 26, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Severn Bancorp, Inc. will be held at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401 on Wednesday, April 26, 2006, at 7:30 p.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.  To elect Alan J. Hyatt, Melvin E. Meekins, Jr., Louis DiPasquale, Jr., and Keith Stock to serve as directors for a three-year term;

2.  To ratify the appointment of Beard Miller Company LLP as independent auditor for Severn Bancorp, Inc. for the year ending
        December 31, 2006; and

                  3.  To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the meeting.

Shareholders of record at the close of business on March 10, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors

      /s/ S. Scott Kirkley
S. Scott Kirkley
Secretary
Annapolis, Maryland
March 21, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
FOR
SEVERN BANCORP, INC.
1919A WEST STREET
ANNAPOLIS, MARYLAND 21401
(410) 268-4554

This proxy statement contains information about the annual meeting of shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 26, 2006, at 7:30 p.m. Eastern Time at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401, and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this Proxy Statement and the enclosed proxy card because you were a shareholder of Severn Bancorp, Inc. (the “Company”) on March 10, 2006, the record date for the Annual Meeting. Our Board of Directors chose this day as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The Board of Directors is soliciting your proxy to be voted at the Annual Meeting of Shareholders.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 22, 2006 to all shareholders entitled to vote. On March 10, 2006, the record date for the Annual Meeting, there were 8,318,184 shares of our common stock issued and outstanding. The common stock is our only class of stock outstanding. Our Annual Report/Form 10-K for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. The Annual Report/Form 10-K is not to be deemed a part of the material for the solicitation of proxies.

How do I vote by proxy?

You vote your proxy by completing the enclosed proxy card in accordance with its instructions, signing and dating the proxy card and returning it in the postage-paid envelope. You may also just sign and date your proxy card and return it. Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

• "FOR" the election of all four nominees for director, and
• "FOR" ratification of the appointment of Beard Miller Company LLP as independent auditor for the year ending December 31, 2006.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

2.	Other proposals for which management did not have notice at least 60 days prior to the date of the annual meeting of shareholders; and

3.	Matters incidental to the conduct of the meeting.

On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, we knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 10, 2006, the record date for voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies that are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

The four nominees for director who receive a majority of the votes represented and voting at the meeting will be elected. As a result, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

In order to ratify the selection of the independent auditor, the auditor must receive the affirmative vote of a majority of the votes represented and voting at the meeting. As a result, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders shall be sufficient to pass on the matter. However, there may be occasions where a greater vote is required by law, or by our Articles of Incorporation or Bylaws.

Who will bear the costs of solicitation of proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who are the largest owners of Severn Bancorp’s common stock?

Persons and groups owning in excess of 5% of the common stock are required to file reports with the Securities and Exchange Commission regarding their ownership pursuant to the Securities Exchange Act of 1934. Except as set forth in the following tables, we know of no person or entity, including any group of persons, who or which is the beneficial owner of more than 5% of the outstanding shares of common stock on the record date. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own common stock not only if you hold it directly, but also if you hold it indirectly or, through a relationship, contract, or understanding, have, or share, the power to vote the stock or to sell it, or you have the right to acquire it within 60 days of the record date.

How much stock do Severn Bancorp’s directors and officers own?

The following table shows the beneficial ownership of the Company's common stock as of March 10, 2006 by (i) our President and Chief Executive Officer; (ii) our most highly compensated executive officers in 2005; (iii) each director and nominee for director; and (iv) by all directors and executive officers as a group.

Name of Individual	Beneficial Ownership of Severn Bancorp	Percent of Total
Nominees for Director:
Alan J. Hyatt	1,297,498[1]	15.60%
Melvin E. Meekins, Jr.	507,235[2]	6.10%
Louis DiPasquale, Jr.	186,762[3]	2.25%
Keith Stock	103,813[4]	1.25%

Directors Continuing in Office:
Melvin Hyatt	161,724[5]	1.94%
S. Scott Kirkley	346,533[6]	4.17%
Ronald P. Pennington	114,200[7]	1.37%
Albert W. Shields	63,498	0.76%
T. Theodore Schultz	52,200[8]	0.63%

Other Executive Officer:
Thomas G. Bevivino	376[9]	0.00%
All directors and executive officers as a group (10 persons)	2,833,839	34.07%

1 69,700 of such shares are owned by Mr. Hyatt. 1,113,690 of such shares are owned by Mr. Hyatt and his wife, Sharon G. Hyatt. Mr. Hyatt controls 19,200 shares as custodian for his children. 94,908 of such shares are allocated to Mr. Hyatt as a participant in the Company’s Employee Stock Ownership Plan (“ESOP’).

2 89,596 of such shares are owned by Mr. Meekins. 319,000 of such shares are owned by Mr. Meekins and his wife. 98,639 of such shares are allocated to Mr. Meekins as a participant in the Company’s ESOP.

3 64,002 of such shares are owned by Mr. DiPasquale. 122,760 of such shares are owned by Mr. DiPasquale for the benefit of his children.

4 43,813 of such shares are owned by Mr. Stock. 60,000 shares are held by First Financial Partners, Inc., a private investment company of which Mr. Stock serves as Chairman.

5 128,724 of such shares are owned by Mr. Hyatt. 33,000 of such shares are owned by Mr. Hyatt and his wife. Melvin Hyatt is the uncle of Alan J. Hyatt.

6 18,288 of such shares are owned by Mr. Kirkley. 262,350 of such shares are owned by Mr. Kirkley and his wife. 65,895 of such shares are allocated to Mr. Kirkley as a participant in the Company’s ESOP.

7 All such shares are owned by Mr. Pennington and his wife.

8 37,200 of such shares are owned by Mr. Schultz. 15,000 of such shares are owned by Mr. Schultz and his wife.

9 160 of such shares are held by Mr. Bevivino and his wife. 216 of such shares are allocated to Mr. Bevivino as a participant in the Company’s ESOP.

PRINCIPAL SHAREHOLDERS

The following table presents information known to the Company regarding the beneficial ownership of Common Stock as of March 10, 2006 by each person believed to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Alan J. Hyatt[10]	1,297,498	15.60%
1919 West Street
Annapolis, Maryland 21401

Sharon G. Hyatt[11]	1,120,086	13.47%
1919 West Street
Annapolis, Maryland 21401

Louis Hyatt [12]	864,592	10.39%
1919 West Street
Annapolis, Maryland 21401

Melvin E. Meekins, Jr. [13]	507,235	6.10%
1919 West Street
Annapolis, Maryland 21401

10 69,700 of such shares are owned by Mr. Hyatt. 1,113,690 of such shares are owned by Mr. Hyatt and his wife, Sharon G. Hyatt. Mr. Hyatt controls 19,200 shares as custodian for his children. 94,908 of such shares are allocated to Mr. Hyatt as a participant in the Company’s ESOP.

11 6,396 of such shares are owned by Ms. Hyatt. 1,113,690 of such shares are owned by Ms. Hyatt and her husband, Alan J. Hyatt.

12 819,420 of such shares are owned by Mr. Hyatt. 43,380 of such shares are owned by Mr. Hyatt and his wife. 1,792 of such shares are allocated to Mr. Hyatt as a participant in the Company’s ESOP. Louis Hyatt is the father of Alan J. Hyatt.

13 89,596 of such shares are owned by Mr. Meekins. 319,000 of such shares are owned by Mr. Meekins and his wife. 98,639 of such shares are allocated to Mr. Meekins as a participant in the Company’s ESOP.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:  Election of Directors

General.  Our Board of Directors consists of nine members divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class is elected annually. We have nominated four directors for election at the annual meeting, which is the number of directorships fixed for the election of directors.

We have nominated the persons named below, all of whom are present members of the Board of Directors of the Company, for election to serve until the 2009 Annual Meeting of Shareholders:

Name of Individual	Age[14]	Principal Occupation for Last Five Years
Alan J. Hyatt	51
Alan J. Hyatt has been Chairman of the Board and President of Severn Savings Bank, FSB (the “Bank”), a subsidiary of the Company, since 1982, having previously served as an officer and director since 1978. He has also served as the Chairman of the Board and President of the Company since 1990. Mr. Hyatt has been a partner in the law firm of Hyatt, Peters & Weber, LLP, in Annapolis, Maryland since 1978, and is a real estate broker with Arundel Realty Services, LLC, also in Annapolis, Maryland. Mr. Hyatt spends approximately 50% of his professional time on the affairs of the Bank and the Company and the balance on his law practice.

Melvin E. Meekins, Jr.	64
Melvin E. Meekins, Jr. joined the Bank as a director and Executive Vice President in April 1983, and he serves in the same capacity for the Company. Mr. Meekins is the Bank’s Principal Operating Officer. Mr. Meekins has been employed in the savings and loan industry since 1962. He is a graduate of the Institution of Financial Education’s Executive Development School, University of Connecticut and the Graduate School of Savings & Loan, Indiana University.

Louis DiPasquale, Jr.	83
Louis DiPasquale, Jr. has been a director since the inception of the Company and the Bank in 1946. Mr. DiPasquale has been the owner/operator of the Motel Carlton in Baltimore, Maryland since 1964. Mr. DiPasquale served as Secretary/Treasurer of the Bank from 1964 to 1978.

Keith Stock	53
Keith Stock served as a Director of the Bank and the Company from April 1990 to December 1993, and was re-elected in 2003.  Mr. Stock has served as President of MasterCard Advisors, LLC, a MasterCard International business since 2004. Previously he served in management positions with consulting firms CapGemini Ernst & Young, AT Kearney and McKinsey & Co., as well as Chairman and Chief Executive Officer of First Financial Investors, Inc. and its bank holding company, St. Louis Bank, FSB.

14 As of December 31, 2005

Directors Continuing in Office.  The directors continuing in office whose terms will expire at the 2007 Annual Meeting of Shareholders are:

Name of Individual	Age[14]	Principal Occupation for Last Five Years
S. Scott Kirkley	53
S. Scott Kirkley has been a director and Secretary/Treasurer of the Bank since 1980 and Senior Vice President since 1989. He has served in the same capacities for the Company since 1990. Mr. Kirkley has been employed by the Bank on a full-time basis since 1987 and has primary responsibility for the Bank’s residential loan operations.

Albert W. Shields	61
Albert W. Shields was elected as a director of the Company and the Bank in December 2003. He is presently the Vice President of Sales for the Northeast Region of HD Builder Solutions Group. He was the Chief Executive Officer of Floors, Inc. from 1986 until 2002 when the company was sold to The Home Depot. Mr. Shields has been involved in the real estate and development market, and the building supply industry for the past 35 years. Mr. Shields earned a degree in Commerce and Tariff Laws from Humboldt University.

Melvin Hyatt	73
Melvin Hyatt has been a director of the Company since its inception and a director of the Bank since 1978. He is a retired restaurant owner and was formerly employed by the Housing Authority of the City of Annapolis, Maryland. Mr. Hyatt is the uncle of Alan J. Hyatt and the brother of Louis Hyatt.

Directors Continuing in Office.  The directors continuing in office whose terms will expire at the 2008 Annual Meeting of Shareholders are:

Name of Individual	Age[14]	Principal Occupation for Last Five Years
Ronald P. Pennington	66
Ronald P. Pennington has been a director of the Company since its inception and a director of Severn Savings Bank, FSB, a subsidiary of the Company, since 1980. Mr. Pennington has owned and operated an independent tool distributorship since 1985, and now is a retired investor.

T. Theodore Schultz	66
T. Theodore Schultz has been a director of the Company since its inception and a director of the Bank since 1986. Mr. Schultz is self-employed and owns Schultz and Company, Inc. He is an enrolled agent, accredited tax advisor with an accounting and tax practice in the Annapolis, Maryland area since 1971.

14 As of December 31, 2005

The Board of Directors and Committees.  Our Board of Directors generally meets on a monthly basis, or as needed. During the year ended December 31, 2005, our Board of Directors met twelve times. No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2005 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2005. All the directors except Mr. Meekins and Mr. Stock attended the 2005 Annual Meeting of Shareholders.

Director Independence. The Company has a majority of “independent” directors that comprises its Board as required by the corporate governance rules of NASDAQ. Independent directors as of December 31, 2005 are: Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock.

Corporate Governance Committee

On March 16, 2004, the Board of Directors adopted a Corporate Governance Committee Charter. The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company. The Bank’s Corporate Governance Committee consists of Louis DiPasquale, Jr.; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock.

Nominating Committee

The Company’s nominating committee consists of the full Board of Directors, however, only the independent directors may vote on nominations. A director is “independent” as defined under Rule 4200 of the NASDAQ Marketplace Rules. The Board has determined that the following directors are independent: Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. The Board believes that it is appropriate not to have a standing nominating committee because its current method allows it to receive input from the full Board, while limiting the approval of recommendations to the independent directors. While the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees nor, conditioned on compliance with the procedural requirements contained in our Articles of Incorporation and Bylaws, established any procedures for this purpose. The Company’s Bylaws provide that if a shareholder wishes to submit recommendations for a nominee it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Shareholders. We do not believe any additional policies and procedures for shareholder nominations are necessary beyond those set forth in the Bylaws. Our nominating committee met one time in its capacity as the nominating committee during 2005. The nominating committee has no separate charter. This year’s nominees were selected by the full nominating committee and approved by the independent directors after evaluating each nominee’s general business acumen, the nominee’s knowledge of the Company and its business activities. In addition to the aforementioned criteria, the nominating committee considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by each such nominee. The nominating committee’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities. Board membership longevity is also evaluated when considering the nomination of current Board members. There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company has no employees. The executive officers of the Company are employed and paid by the Bank. The Bank has a compensation committee . The Bank’s Compensation Committee consists of: Louis DiPasquale, Jr.; Melvin Hyatt; Ronald Pennington; T. Theodore Schultz; Albert W. Shields; and Keith Stock. The Compensation Committee met one time in 2005.

Audit Committee

T. Theodore Schultz, Chairman, Ronald Pennington, Keith Stock and Albert W. Shields serve as the Company’s Audit Committee. As of the date of this Proxy Statement, each of the Committee members is an “independent director” under the rules of the NASDAQ Stock Market and the applicable SEC rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of the Company, a copy of which is attached as an appendix to our proxy statement filed on March 25, 2004. Keith Stock serves as the Audit Committee’s “financial expert,” as such term is defined by applicable federal securities laws. The Audit Committee met four times in 2005.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005 with the Company's management. The Audit Committee has discussed with Beard Miller Company LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Beard Miller Company LLP the independence of Beard Miller Company LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Recommendation: The Board recommends a vote “FOR” all four nominees for director.

Proposal 2:  Ratification of appointment of independent auditor.

We have appointed Beard Miller Company LLP as independent auditor for the year ending December 31, 2006. If you do not ratify the selection of the independent auditor, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint a new independent auditor at any time during the year if it believes that a change would be in the best interests of the Company an its shareholders.

Recommendation.  The Board of Directors recommends a vote "FOR" the ratification of the selection of Beard Miller Company LLP as the independent auditor for the year ending December 31, 2006.

Director and Executive Officer Compensation

How do we compensate directors?

The Company does not compensate its directors. Each director of the Company is also a director of the Bank. Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank. Non-employee directors of the Bank received $2,000 per meeting of the Board of Directors attended in 2005. Additionally, each non-employee member of a committee of the Board of Directors of the Bank receives a fee of $750 per committee meeting. A total of $168,153 was paid as directors’ fees and committee fees for the Bank in 2005.

Effective January 1, 2006, the non-employee directors are entitled to receive $2,000 per attended meeting and $800 per committee meeting.

How do we compensate executive officers?

Summary of Cash and Certain Other Compensation.  We have no full time employees, but rely on the employees of the Bank for the limited services that we require. All compensation paid to our officers is paid by the Bank.

The following table contains information on the cash and non-cash compensation awarded during the last three fiscal years to or earned by our Chief Executive Officer and each executive officer of the Bank that earned a salary and bonus in excess of $100,000 during the fiscal year ended December 31, 2005. There are no written employment agreements with the Bank and its officers.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation ($) [15]	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARS (#) [16]	LTIP Payouts ($)	All Other Compensation ($) [17]
Alan J. Hyatt
President and Chief	2005	$250,000	$174,000	$1,200	---	---	---	$16,429
Executive Officer	2004	224,000	151,000	1,200	---	---	---	5,338
	2003	200,000	130,000	1,200	---	---	---	5,476

Melvin E. Meekins, Jr.
Executive Vice-	2005	$298,000	$123,000	$1,200	---	---	---	$18,237
President	2004	266,500	107,000	1,200	---	---	---	9,088
	2003	238,000	92,000	1,200	---	---	---	8,663

S. Scott Kirkley
Senior Vice-	2005	$208,000	$75,000	$1,200	---	---	---	$14,262
President	2004	186,000	$65,000	1,200	---	---	---	7,753
	2003	166,000	55,200	1,200	---	---	---	6,960

Thomas G. Bevivino
Principal Financial	2005	$130,961	$30,000	---	---	---	---	$6,987
and Accounting	2004	41,385	1,000	---	---	---	---	---
Officer

15 SBI Mortgage Company directors’ fees. SBI Mortgage Company is a wholly-owned subsidiary of the Company.

16 No stock options were granted in the years shown.

17 In 2005, consisted of 401(k) and ESOP contributions by the Company and the Bank, as follows:

Name	401(k) Contribution	ESOP Contribution
Alan J. Hyatt	$4,500	$11,929
Melvin E. Meekins, Jr.	6,300	11,937
S. Scott Kirkley	6,300	7,962
Thomas G. Bevivino	2,458	4,529

For 2004 and 2003, also includes insurance premiums paid by the Bank under a Supplemental Executive Retirement Plan (“SERP”) that was terminated effective December 31,2004. Upon termination of the SERP, the life insurance policies maintained under the SERP were surrendered and the cash surrender values were paid to the respective participants in the SERP in 2005, including $93,005 to each of Messrs. Hyatt and Kirkley and $55,803 to Mr. Meekins. The payments of the cash surrender values are not included in the table above because the Company previously reported the SERP insurance premiums paid on the participant’s behalf in prior proxy statements.

What other benefits do Directors and Executive Officers receive?

Annuities, Pensions And Retirement Benefits

The Bank maintains a 401(k) plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary deferred by an employee up to 6% of each participant's salary. The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors. The amount contributed by the Bank to each of the employees named in the Summary Compensation Table is shown in the “All Other Compensation” column of such table.

The Company maintains an Employee Stock Ownership Plan (the "ESOP") for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become shareholders and thus strengthen their direct interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2005, a total of 734,019 shares of the Company’s Common Stock were owned by the ESOP, of which 717,460 shares were allocated to employees.

The Bank had in place a Supplemental Executive Retirement Plan (“SERP”) for certain executive officers. This plan was terminated effective December 31, 2004. The life insurance policies were surrendered and the cash value of the policies was used to pay the executives their portion due under the plan. See footnote 17 to the annual compensation table above.

Stock Option Grants.

Bancorp maintains a stock option plan which was ratified by Bancorp’s shareholders at the 1998 annual meeting. The purpose of the plan is to advance the interest of Bancorp through providing select key employees and directors of Bancorp and its affiliates with the opportunity to acquire shares. By encouraging such stock ownership, Bancorp seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of Bancorp or any affiliate to promote the success of the business. The plan provides that the exercise price must be the market value per share as set by the mean between the bid and the asked price on the date of the award. The exception is for individuals owning shares representing more than 10% of Bancorp’s outstanding shares of common stock, in which case the exercise price must be not less than 110% of the market value of the optioned shares on the date of the award. Incentive Stock Options (“ISO”) granted become vested and exercisable, on a cumulative basis, with respect to 20% of the optioned shares upon each of the first five anniversary dates of the grant. The awarding to directors of non-ISO options is not subject to vesting rules.

There were no stock options granted to the Company’s (or the Bank’s) named executive officers during the year ended December 31, 2005. On February 21, 2006, the Company granted a total of 103,000 options to certain employees and directors of the Company, including 15,000 each to Mr. Alan J. Hyatt, Mr. Melvin E. Meekins, Jr., Mr. S. Scott Kirkley, and Mr. Thomas G. Bevivino. All options that have been previously granted were exercised by the Company’s executive officers and directors prior to 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF THE BANK
ON EXECUTIVE COMPENSATION

What is our philosophy on executive compensation?

Because we do not have any employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors. All non-employee directors serve as members of the Compensation Committee. Melvin Hyatt, a director of the Bank, does not participate in compensation decisions relating to Chief Executive Officer Alan J. Hyatt, his nephew.

The Bank’s executive officers have no employment contracts. Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to its peer group. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity is considered and compared to its peer group. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

The Bank sponsors a 401(k) plan and an ESOP for retirement benefits for its employees including its executive officers, and certain executive officers participated in a Supplemental Executive Retirement Plan (“SERP”) prior to the SERP’s termination effective December 31, 2004. The 401(k) Plan, ESOP, and SERP are described in this Proxy Statement under “Annuities, Pensions and Retirement Benefits” on page 12. The Bank maintains a stock option plan for key employees, however, no stock options were granted in 2005.

How do we compensate our President and Chief Executive Officer?

Mr. Hyatt, the President and Chief Executive Officer of the Company and the Bank and Chairman of the Board of each, received salary and a bonus for his services during 2005 from the Bank based on review of compensation paid for similar performing companies within the Bank’s peer group; and based on the factors described under our philosophy on executive compensation described above. For 2006, Mr. Hyatt will be paid an annual salary of $265,000.

Report of the Board of Directors on executive compensation not to be incorporated by reference.

This report of the Board of Directors on executive compensation should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.
The Compensation Committee

Louis DiPasquale, Jr., Melvin Hyatt, Ronald Pennington, T. Theodore Schultz, Albert W. Shields and Keith Stock.

The graph below sets forth comparative information regarding the Company’s cumulative shareholder return on its Common Stock over the last five years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Severn Bancorp, Inc.'s cumulative shareholder return is based on an investment of $100 on December 31, 1999, and is compared to the cumulative total return of the NASDAQ Total US Index and the SNL Securities LC Thrift Index for thrifts with total assets between $.50 and $1.0 billion (the "SNL Thrift ($.50B to $1.0B) Index")

Comparison of Cumulative Total Return Among Severn, NASDAQ Total US and
SNL Thrift ($.50B to $1.0B) Index from December 31, 2000 to December 31, 2005

Severn Bancorp, Inc.

Total Return Performance
Severn Bancorp, Inc.
NASDAQ Composite
SNL $500M-$1B Thrift Index
Index Value
800
700
600
500
400
300
200
100
0
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Severn Bancorp, Inc.	100.00	138.28	250.12	505.99	772.97	631.48
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $500M-$1B Thrift Index	100.00	140.30	196.56	279.87	309.57	294.21

Relationship with Independent Auditors

Beard Miller Company LLP, who performed audit services for us in 2005, including an audit of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 2003. Beard Miller Company LLP performed all of its services in 2005 at customary rates and terms. Representatives of Beard Miller Company LLP will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

Audit Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2005 and 2004 totaled $97,406 and $99,311, respectively.

Audit-Related Fees. There were no fees billed by Beard Miller Company LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and that are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees. The aggregate fees billed by Beard Miller Company LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 and December 31, 2004 were $13,651 and $11,244, respectively.

All Other Fees. There were no fees billed by Beard Miller Company LLP for products and services, other than the services described in the paragraphs “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” above for the fiscal years ended December 31, 2005 and December 31, 2004.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Beard Miller Company LLP in fiscal 2005.

The Audit Committee reviews summaries of the services provided by Beard Miller Company LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Beard Miller Company LLP.

Certain Relationships and Transactions Where Certain Persons Have Material Interests

Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President of the Company and the Bank, is a partner of the law firm of Hyatt, Peters & Weber, LLP, which serves as general counsel to the Company and the Bank. The law firm of Hyatt, Peters & Weber, LLP received fees in the amount of $126,000 for services rendered to the Company and to the Bank and its subsidiaries for the year ended December 31, 2005. The law firm received $512,370 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2005. Additionally, that law firm received $3,241 in trustee’s commissions arising from the sale of foreclosed real estate by the Bank.

During 2005, Louis Hyatt, the father of Alan J. Hyatt, was an employee of Hyatt Commercial, a subsidiary of the Company, and earned salary and commissions in 2005 totaling $114,280.

A subsidiary of the Bank, Homeowner’s Title and Escrow Corporation, leases space at 1925 West Street on a month to month basis from 1925 West, LLC. Alan J. Hyatt is a partner of the entity that owns 1925 West, LLC. The rent paid in 2005 totaled $43,974.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2007 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Severn Bancorp, Inc., 1919 A West Street, Annapolis, Maryland 21401 on or before November 27, 2006. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal, submitted outside of the Rule 14a-8 process for consideration at the Company’s 2007 annual meeting of shareholders, is February 6, 2007. As with respect to any proposal which the Company does not have notice on or prior to February 6, 2007, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2007 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2005 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10--K for the year ended December 31, 2005 and the exhibits thereto required to be filed with the Commission under the Securities Exchange Act of 1934. Such written request should be directed to:

S. Scott Kirkley
Senior Vice President and Secretary
Severn Bancorp, Inc.
1919A West Street
Annapolis, Maryland 21401

The Form 10-K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2005 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis, including all required filings by the Company’s directors, officers, and more than 10% beneficial owners on Forms 3, 4, or 5, as applicable, to satisfy the reporting requirements under federal securities laws, except for the untimely filing of a Form 4 relating to the acquisition by Keith Stock, a director of the Company, of 463 shares of Common Stock on November 18, 2005. The Form 4 for that transaction was filed on November 28, 2005, two business days after the November 22, 2005 deadline.

COMMUNICATIONS WITH DIRECTORS

There is no independent process where shareholders may communicate with the Board of Directors of the Company. There have been no requests received by the Company from shareholders to communicate with the Company’s Board of Directors and, as a result, the Company determined that a formal process for such communications was not necessary to be established. If any shareholder wishes to communicate with a member of the Board of Directors, the shareholder may communicate in writing to 1919A West, Street, Annapolis, Maryland 21401, attention: S. Scott Kirkley, via first class mail, or by facsimile at 410-841-6296.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by February 6, 2006 were to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the meeting.

By order of the Board of Directors

/s/ S. Scott Kirley
S. Scott Kirkley
Secretary

Annapolis, Maryland
March 21, 2006